Exhbit (a)(1)(E)

U.S. Offer to Purchase for Cash

Any and All of the Outstanding Shares of Common Stock

and

Any and All of the Outstanding American Depositary Shares

(evidenced by American Depositary Receipts)

of

ENDESA AMÉRICAS S.A.

At Purchase Price of

Ch$ 300 Per Share of Common Stock

and

Ch$ 9,000 Per American Depositary Share

(each representing 30 Shares of Common Stock)

by

ENERSIS AMÉRICAS S.A.

THE U.S. OFFER AND TENDER WITHDRAWAL RIGHTS WILL EXPIRE AT 4:30 P.M., NEW YORK CITY TIME, ON OCTOBER 28, 2016, UNLESS THE U.S. OFFER IS EXTENDED.

September 14, 2016

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees of Clients for whose accounts you hold ADSs (as defined below):

Enclosed for your consideration are the Offer to Purchase, dated September 14, 2016 (the “Offer to Purchase”), and the related Form of Acceptance, ADS Letter of Transmittal and ADS Notice of Guaranteed Delivery (which together with amendments or supplements thereto constitute the “U.S. Offer”) relating to the offer by Enersis Américas S.A., a limited liability stock corporation organized under the laws of the Republic of Chile (“Enersis Américas”), to purchase (1) any and all of the outstanding shares of common stock (the “Shares”) of Endesa Américas S.A. (the “Company”), a publicly traded limited liability stock corporation organized under the laws of the Republic of Chile, from holders of Shares resident in the United States (the “U.S. Holders”), for Ch$ 300 per share and (2) any and all of the outstanding American Depositary Shares (“ADSs”) of the Company, each representing 30 Shares, for Ch$ 9,000 per ADS, in each case, in cash, without interest, payable in U.S. dollars, and less the amount of any fees, expenses and withholding taxes that may be applicable, upon the terms and subject to the conditions of the U.S. Offer. The purchase price for Shares and the purchase price for ADSs accepted for payment pursuant to the U.S. Offer will, in each case, be paid in United States dollars, with the dollar amount thereof being determined by reference to the weighted daily average exchange rate for the foreign currency conversions of such Chilean peso amounts effected by Banco Santander Chile on behalf of Enersis Américas dollar-to-peso exchange rate at which commercial banks conduct authorized transactions in Chile as determined by the Central Bank of Chile and published in the Official Gazette of Chile on the next business day that the foreign exchange market is open in Chile subsequent to the announcement of the results of the U.S. Offer. Please furnish copies of the enclosed materials to those of your clients for whose account you hold Shares in your name or in the name of your nominee. All terms not otherwise defined herein have the meanings set forth in the Offer to Purchase.

For your information and for forwarding to those of your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	The Offer to Purchase, dated September 14, 2016;

2.	A printed form of letter that may be sent to your clients for whose account you hold Shares registered in your name or in the name of a nominee, with space provided for obtaining such clients’ instructions with regard to the U.S. Offer;

3.	The Form of Acceptance to be used by U.S. Holders of Shares in accepting the U.S. Offer;

4.	The ADS Letter of Transmittal to be used by holders of ADSs in accepting the U.S. Offer (which constitutes part of the U.S. Offer and is provided for informational purposes only);

5.	The ADS Notice of Guaranteed Delivery (which constitutes part of the U.S. Offer and is provided for informational purposes only); and

6.	The return envelope addressed to Citibank, N.A. (the “ADS Depositary”) (for tendering ADSs).

ADSs cannot be tendered by means of the enclosed Form of Acceptance (which is exclusively for use in respect of Shares). If your client holds ADSs, you should use the enclosed ADS Letter of Transmittal for tendering such ADSs into the U.S. Offer by following the instructions set forth in such form. Additional information can be obtained from the Information Agent, Georgeson LLC, at +1 866-682-6148.

We urge you to contact your clients as promptly as possible.

Please note the following:

1.	The U.S. Offer is open to all holders of ADSs and to all holders of Shares resident in the United States. See “The U.S. Offer — Section 12. Conditions of the U.S. Offer” in the Offer to Purchase.

2.	The tender price for Shares is the U.S. dollar equivalent of Ch$ 300 per Share in cash, without interest, payable in U.S. dollars, and less the amount of any fees, expenses and withholding taxes that may be applicable, upon the terms and subject to the conditions of the U.S. Offer. Consideration for Shares validly tendered and not withdrawn will be paid in U.S. dollars, with the dollar amount thereof being determined by reference to the weighted average exchange rate for the foreign currency conversions of such Chilean peso amounts effected by Banco Santander Chile on behalf of Enersis Américas on the next business day that the foreign exchange market is open in Chile subsequent to the announcement of the results of the U.S. Offer.

3.	Tendering holders of Shares registered in their own name and who tender directly to Computershare Trust Company, N.A. (the “U.S. Share Tender Agent”) will not be obligated to pay brokerage fees or commissions.

4.	The U.S. Offer and tender withdrawal rights will expire at 4:30 p.m., New York City time, on October 28, 2016, unless the U.S. Offer is extended (the “Expiration Date”).

5.	Notwithstanding any other provision of the U.S. Offer, payment for Shares accepted for purchase pursuant to the U.S. Offer will in all cases be made only after timely receipt by the U.S. Share Tender Agent of the completed Form of Acceptance, together with the following documents:

(a)	título(s) evidencing ownership of Shares, if Shares are held in certificated form;

(b)	a certificate from the share department of Endesa Américas which is administered by the DCV Registros S.A. (“DCV”) evidencing the absence of any liens, pledges or encumbrances that affect the Shares;

(c)	duly signed traspaso(s) (deed of transfer) indicating the number of Shares to be tendered, with the date of such traspaso(s) in blank;

(d)	in the case the U.S. holder is an individual, a copy of the U.S. holder’s passport or other government-issued photo identification card;

(e)	in the case the U.S. holder is an entity, (1) a secretary’s certificate certifying the name, title and specimen signature of an officer authorized to execute the transfer documents and a copy of the entity’s organizational documents, and (2) a copy of the passport or other government-issued photo identification card of the authorized officer; and

(f)	any other documents requested by the U.S. Share Tender Agent to evidence the authority of the U.S. holder to tender and sell its Shares.

BTG Pactual Chile S.A. Corredores de Bolsa (the “Chilean Tender Agent”) has established the Account number DCV 12-026-005 (the “DCV Custodial Account”) on behalf of the U.S. Share Tender Agent with respect to the Shares at DCV, for purposes of the U.S. Offer. Shares held in book-entry form may be tendered by sending them to the U.S. Share Tender Agent at its address set forth on the front cover of the Form of Acceptance, a properly completed and duly executed Form of Acceptance, together with the items (b) through (f) above, as applicable, and effecting the book-entry delivery of the Shares to the DCV Custodial Account.

Enersis Américas is not aware of any jurisdiction where the making of the U.S. Offer or the acceptance of Shares or ADSs pursuant to the U.S. Offer is not in compliance with applicable law. If Enersis Américas becomes aware of any jurisdiction where the making of the U.S. Offer or the acceptance of the Shares or ADSs pursuant to the U.S. Offer is not in compliance with any valid applicable law, Enersis Américas will make a good faith effort to comply with any valid applicable law. If, after such good faith effort, Enersis Américas cannot comply with the applicable law, the U.S. Offer will not be made to, nor will tenders be accepted from or on behalf of, the Share or ADS holders residing in such jurisdiction.

Requests for copies of the enclosed materials should be directed to the U.S. Share Tender Agent.

Very truly yours,

Enersis Américas S.A.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON, THE AGENT OF ENERSIS AMÉRICAS S.A., THE COMPANY, THE U.S. SHARE TENDER AGENT, THE ADS DEPOSITARY OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE U.S. OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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